UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2011

DELANCO BANCORP, INC.
(Exact name of registrant as specified in its charter)

United States	0-52517	36-4519533
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

615 Burlington Avenue, Delanco, New Jersey	08075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (856) 461-0611

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2011, Delanco Bancorp, Inc. (the “Company”) and its Chairman, President and Chief Executive Officer, James E. Igo, mutually agreed to terminate the employment agreements between Mr. Igo and the Company and its wholly-owned subsidiary, Delanco Federal Savings Bank (the “Bank”).   In light of the current Cease and Desist Order (the “Order”) between the Bank and the Office of Thrift Supervision and the Order’s restrictions on certain severance and indemnification payments, the Company, the Bank and Mr. Igo have determined to terminate Mr. Igo’s existing employment agreements and enter into new agreements, subject to the approval of the Office of Thrift Supervision.

The material terms of Mr. Igo’s recently terminated employment agreements with the Company and the Bank were previously reported in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELANCO BANCORP, INC.
(Registrant)

Date: June 9, 2011	By:	/s/ James E. Igo
James E. Igo
Chairman, President and
Chief Executive Officer